RIGHT OF FIRST REFUSAL
                                       AND
                                CO-SALE AGREEMENT


         This RIGHT OF FIRST REFUSAL AND CO- SALE AGREEMENT (this "Agreement") is made as of September 21, 1998, by and among Xiox Corporation, a Delaware corporation (the "Company"), Intel Corporation, a Delaware corporation ("Intel"), Flanders Language Valley, a corporation organized under the laws of Belgium ("Flanders"), William H. Welling ("Welling"), Deloris A. Welling, the Berdell, Welling Profit Sharing Trust (William H. Welling, Trustee), the Welling Family Trust January 23, 1990 (William H. Welling and Deloris A. Welling, Trustees), the Trust For the Benefit of David M. Welling (James Welling, Trustee), and the Special Needs Trust for the Benefit of Deborah A. Welling (William H. Welling and Deloris A. Welling, Trustees) (collectively, the last six parties are referred to as the "Welling Entities"), and Edmund Shea ("Shea," and together with Flanders and the Welling Entities, the "Existing Shareholders").

         WHEREAS, Intel and the Company are parties to the Stock Purchase and Investor Rights Agreement of even date herewith (the "Purchase Agreement"), certain of Intel's obligations under which are conditioned upon the execution and delivery of this Agreement; and

         WHEREAS, the parties hereto desire to have this Agreement govern certain transfers of stock of the Company by the Existing Shareholders.

         NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1.       Definitions.

                  (a) "Common Stock" means, as to any Person as of a given date, shares of the Company's Common Stock owned by such Person as of such date.

                  (b) "Market Transaction" means any transaction in which Stock is sold by a registered broker on the Nasdaq Small Cap Market (or the Nasdaq National Market or principal exchange registered under the Exchange Act, if the Company's Common Stock is hereafter listed with the Nasdaq National Market or any such exchange).

                  (c) "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, trust or other entity.

                  (d) "Preferred Stock" means the Company's outstanding Series A Preferred Stock.

                  (e) "Stock" means any (i) Common Stock, (ii) shares of the Company's outstanding Preferred Stock that are convertible into Common Stock,
(iii) outstanding options or warrants exercisable for or convertible into Common Stock and (iv) any other outstanding securities or rights exercisable for or convertible into Common Stock.

         2.       Sales by Existing Shareholders.

                  (a) Notice of Sales. For so long as an Existing Shareholder is subject to Section 2(b) or (c), and subject to the alternative notice provisions for certain transactions described in Sections 3 and 4, if an Existing Shareholder (the "Selling Existing Shareholder") proposes to sell or transfer any shares of Stock (the "Offered Stock"), then the Selling Existing Shareholder shall promptly give written notice (the "Proposed Sales Notice," which, in the case of a Market Transaction, shall have attached a copy of the Form 144, if applicable, proposed to be filed with the Securities and Exchange Commission by the Selling Existing Shareholder) to Intel (and to Flanders in the event that the Selling Existing Shareholder is any Welling Entity) at least fifteen (15) days (or five (5) days in the case of a proposed sale pursuant to a Market Transaction) prior to the proposed closing of such proposed sale or transfer. The Proposed Sales Notice shall describe in reasonable detail the proposed sale or transfer including, without limitation, the number of shares of Stock to be sold or transferred, the nature of such sale or transfer (including, without limitation, if it would be a Market Transaction), the consideration per share to be paid (the "Offered Price"), the name and address of each prospective purchaser or transferee (other than in the case of a proposed Market Transaction) and all other terms of such proposed sale or transfer. If the Proposed Sales Notice is given with respect to a proposed sale that would constitute a Market Transaction, the Offered Price in the Proposed Sales Notice shall be the closing bid price of the Offered Stock on the Nasdaq Small Cap Market (or the Nasdaq National Market or principal exchange registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on which the Company's Common Stock is listed, if the Common Stock is hereafter listed with the Nasdaq National Market or any such exchange) on the trading day immediately preceding the date the Proposed Sales Notice is delivered.

                  (b) Right of First Refusal. If the closing of any proposed sale or transfer of Offered Stock by a Selling Existing Shareholder will occur before the first anniversary of the date hereof, subject to Section 3, Intel will have a right of first refusal to purchase all or any part of the Offered Stock, provided that Intel gives written notice to the Selling Existing Shareholder (the "Exercise Notice") of Intel's exercise of such right, which notice shall include the number of shares of Offered Stock which Intel will purchase (the "First Refusal Stock"), within the fifteen (15) day period (or five (5) day period in the case of a Market Transaction) beginning on the date Intel receives the Proposed Sales Notice (the "Intel Refusal Period"). As soon as practicable, but in all events within ten (10) days after the date on which the Intel Refusal Period ends, the Selling Existing Shareholder will give written notice to the Company and Intel confirming the number of shares of First Refusal Stock which Intel will purchase, if any.

                           (i) Purchase Price.  Intel's per share purchase price
for the First Refusal Stock will be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration will be determined by the independent members of the Board of Directors of the Company, in good faith, which determination will be binding upon the Company, Intel and the Selling Existing Shareholder, absent fraud or error.

                           (ii) Payment.  Payment by Intel of the purchase price
for the First Refusal Stock will be made (x) reasonably promptly, but in no event later than three (3) business

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


days, after Intel's exercise of its right to purchase such First Refusal Stock and (y) against delivery of the certificates(s) representing such First Refusal Stock (properly endorsed for transfer). In the event that the independent members of the Board of Directors of the Company determine the cash equivalent value of any non-cash consideration component of the Offered Price pursuant to
Section 2(b)(i), payment will be made (x) reasonably promptly, but in no event later than three (3) business days, following such determination and (y) against delivery of the certificate(s) representing the First Refusal Stock (properly endorsed for transfer). Payment of the purchase price will be made, at Intel's option, (A) in cash (by check or wire transfer), (B) by cancellation of all or a portion of any outstanding indebtedness of the Selling Existing Shareholder to Intel, or (C) by any combination of (A) and (B).

                           (iii) Rights as a Stockholder.  Beneficial  ownership
of the First Refusal Stock will vest in Intel as of the date the Selling Existing Shareholder receives payment in full of the purchase price by Intel pursuant to Section 2(b)(ii) (the "Payment Date"), and the Selling Existing Shareholder will have no further rights as a holder of the First Refusal Stock from and after such date.

                           (iv)  Existing  Shareholder's  Right to Transfer.  If
Intel does not elect to purchase all of the Offered Stock, then, subject to the right of co-sale contained in Section 2(c), the Selling Existing Shareholder may consummate a sale or transfer of the Offered Stock (other than any First Refusal Stock) on terms and conditions not more favorable to the transferee than those described in the Proposed Sales Notice; provided, however, that no such restriction shall apply if such transfer is a Market Transaction permitted by this Agreement; provided, further, that any transfer restricted under this clause (iv) must be consummated within the ninety (90) day period beginning on the date the Proposed Sales Notice is received by Intel. Any proposed sale or transfer on terms and conditions more favorable than those described in the Selling Existing Shareholder Notice (other than transfers constituting Market Transactions in accordance with this Agreement) that would occur before the first anniversary of the date hereof, or is otherwise not exempt from this
Section 2(b), as well as any subsequent proposed transfer of any Stock by the Selling Existing Shareholder, shall again be subject to the first refusal of Intel and shall require compliance by the Selling Existing Shareholder with the procedures described in this Section 2(b).

                  (c) Co-Sale Right. Subject to Sections 2(b) and 4, in the event that any Welling Entity proposes to sell or transfer any shares of Stock, and the closing of such sale or transfer will occur before the third anniversary of the date hereof, and Intel does not exercise its rights under Section 2(b) with respect to such Offered Stock, each of Intel and Flanders (the "Rightholders") shall have the right (the "Co-Sale Right"), exercisable upon written notice to such Welling Entity xxwithin the fifteen (15) day period (or a five (5) day period in the case of a proposed sale pursuant to a Market Transaction) beginning on the date on which the Proposed Sales Notice is received by the Rightholders (the "Co-Sale Period"), to participate in any sale by such Welling Entity of Offered Stock, on terms and conditions that are substantially similar to the terms and conditions (and in all events the same price) on which such Welling Entity is selling the Offered Stock. To the extent one or both of the Rightholders exercise their Co-Sale Rights in accordance with the procedures set forth below, the number of shares of Stock that

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


such Welling Entity may sell in the transaction shall be correspondingly reduced. The Co-Sale Right of each Rightholder shall be subject to the following terms and conditions:

                           (i) Each Rightholder may sell all or any part of that
number of shares of Common Stock held by such Rightholder that is not in excess of the product (rounded upward to the nearest whole number) obtained by multiplying (x) the aggregate number of shares of Stock covered by the Proposed Sales Notice by (y) a fraction, the numerator of which is the number of shares of Stock owned by the Rightholder at the time (the "Measuring Time") immediately prior to the sale or transfer, and the denominator of which is the number of shares of Common Stock outstanding at the Measuring Time, excluding any options or other securities convertible into or exercisable for shares of the capital stock of the Company (except for the Series A Preferred), plus the number of shares of Series A Preferred outstanding at the Measuring Time, calculated on an as-coverted basis.

                           (ii) Each Rightholder  shall effect its participation
in the sale by delivering to the Welling Entity, not later than the day on which the Co-Sale Period ends, for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer to such purchaser, accompanied by a written election to participate in the sale with respect to a specified number of shares of Stock, which represent:

                                    (A) the  number of  shares  of Common  Stock
that such Rightholder elects to sell; or

                                    (B) that number of shares of Preferred Stock
that is at such time convertible into the number of shares of Common Stock that such Rightholder elects to sell; provided, however, that if the prospective purchaser objects to the delivery of Preferred Stock in lieu of Common Stock, such Rightholder shall convert such Preferred Stock into Common Stock and deliver Common Stock as provided in subparagraph 2(c)(ii)(A). The Company agrees to make any such conversion concurrent with the actual transfer of such shares to the purchaser. The Company further agrees to take all other actions reasonably required to assist the parties in complying with this Section 2(c), including without limitation by issuing one or more replacement stock certificates as required by the parties.

                           (iii) The stock  certificate or certificates that the
Rightholder delivers to the Welling Entity pursuant to this Section 2(c) shall be delivered by such Welling Entity to the prospective purchaser in consummation of the sale of the Offered Stock pursuant to the terms and conditions specified in the Proposed Sales Notice, and such Welling Entity shall concurrently therewith remit, or cause to be remitted, to such Rightholder by cashier's check or wire transfer that portion of the sale proceeds to which such Rightholder is entitled by reason of its participation in such sale along with a statement setting forth (A) the number of shares of Common Stock and Preferred Stock sold on behalf of such Rightholder, (B) the per share consideration for such shares, and (C) the total sale proceeds remitted to such Rightholder. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase shares or other securities from a Rightholder exercising its Co-Sale Right, the Welling Entity shall not sell to such prospective purchaser or purchasers any Stock unless and until, simultaneously with such sale, such Welling Entity shall purchase such shares or other securities from such Rightholder on terms that are substantially similar to the terms (and for at least the same price) contained in the Proposed Sales Notice.

                           (iv) If the  Rightholders do not elect to participate
in the sale of the Offered Stock, the Selling Existing Shareholder may consummate a sale or transfer of the Offered Stock on terms and conditions not more favorable to the Selling Existing Shareholder than those described in the Selling Existing Shareholder Notice; provided, however, that such sale or transfer is consummated within the ninety (90) day period beginning on the date the Proposed Sales Notice is received by the Rightholders. Any proposed sale or transfer on terms and conditions more favorable to the Selling Existing Shareholder than those described in the Proposed Sales Notice, as well as any subsequent proposed sale or transfer of any Stock by the Selling Existing Shareholder that would occur before the third anniversary of the date hereof, or is otherwise not exempt from this Section 2(c), shall again be subject to the first refusal right of Intel and shall require compliance by the Selling Existing Shareholder with the procedures described in this Section 2(c).

                           (v) The exercise or non-exercise of the rights of the
Rightholders hereunder to participate in one or more sales or transfers of Stock made by a Welling Entity shall not adversely affect their rights to participate in subsequent sales or transfers of Stock by such Welling Entity or any other Welling Entity pursuant to this Section 2(c).

         3. Shea Right of First Refusal and Co-Sale Exemption. Notwithstanding anything in the foregoing to the contrary, Shea may sell up to an aggregate of One Hundred Twenty-Five Thousand (125,0000) shares of Stock in one or a series of transactions without complying with the requirements of Section 2, provided that Shea gives written notice (which notice shall contain the same information as a Proposed Sales Notice with respect thereto) to Intel that he has sold Stock in accordance with this Section 3 within five (5) days after the date of such sale.

         4.  Welling  Transfers  Exempt  from  Co-Sale  Right.   Notwithstanding
anything  in  the  foregoing  to  the  contrary,   the  co-sale  rights  of  the
Rightholders under Section 2(c) shall not apply to any sales or transfers of Stock by any Welling Entity (a) that, for all Welling Entities together treated as one Person, do not, in any ninety (90) day period, exceed the volume limits under Rule 144 promulgated under the Securities Act of 1933, as amended; (b) that constitute a gift to a minor child of Welling or to a revocable trust for the benefit of Welling; or (c) that do not exceed, in the aggregate, five percent (5%) of the outstanding shares of Stock on an as-converted basis (for purposes of this clause (c), any transfers made in accordance with clause (a) or
(b) of this Section 4 shall not be included); provided, however, that in each case (x) Welling shall inform the Rightholders of such transfer, sale or gift within five (5) days after consummating it and (y) such transfer or gift shall be void and not be given effect by the Company unless the transferee or donee shall furnish Intel, Flanders and the Company a written agreement to be bound by and comply with all provisions of this Agreement to which Welling is subject. Each notice required by this Section 4 shall contain the same information as a Proposed Sales Notice with respect thereto and shall also state under which clause of this Section 4 the sale, transfer or gift is being made. Such transferred Stock shall remain "Stock" hereunder, and such transferee or donee shall be treated as the transferor for purposes of this Agreement.

         5. Prohibited Transfers.

                  (a) In the event that any Welling Entity should sell any Stock in contravention of the co-sale rights of the Rightholders under this Agreement (a "Prohibited Transfer"), each of the Rightholders, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the put option provided in subsection (b) below, and such Welling Entity and Welling (in the event that the Welling Entity is not Welling), jointly and severally, shall be bound by the applicable provisions of such option.

                  (b) In the event of a Prohibited Transfer, each of the Rightholders shall have the right to sell to such Welling Entity and Welling (in the event that the Welling Entity is not Welling), which shall be jointly and severally obligated, the type and number of shares of Stock equal to the number of shares such party would have been entitled to transfer to the purchaser under
Section 2(c)(i) had the Prohibited Transfer been effected pursuant to and in compliance with the terms hereof. Such sale shall be made on the following terms and conditions:

                           (i) The price per share that the  Welling  Entity and
Welling (in the event that the Welling Entity is not Welling), jointly and severally, shall be obligated to pay shall equal the price per share, if any, paid by the purchaser to the Welling Entity in the Prohibited Transfer. Such Welling Entity and Welling (in the event that the Welling Entity is not Welling), jointly and severally, shall also reimburse each Rightholder for any and all reasonable fees and expenses, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of such party's rights under Section 2(c) and this Section 5.

                           (ii)  Within  sixty  (60) days after the later of the
date on which both Rightholders (A) received notice of the Prohibited Transfer or (B) otherwise become aware of the Prohibited Transfer, the Rightholders shall, if exercising the put option created by this Section 5, each deliver to Welling the respective certificate or certificates representing shares to be sold, each certificate to be properly endorsed for transfer.

                           (iii) Welling shall, concurrently with receipt of the
certificate or certificates for the shares to be sold by the Rightholders pursuant to this Section 4(b), pay, or cause the applicable Welling Entity to pay, the aggregate purchase price therefor and the amount of reimbursable fees and expenses, as specified in Section 5(b)(i), in cash or by other means acceptable to such party.

                  (c) Notwithstanding the foregoing, any attempt by any Existing Shareholder to transfer Stock in violation of this Agreement shall be void, and the Company agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such shares without the written consent of Intel and Flanders. The Company will not be required (x) to transfer on its books any Stock that has been sold, donated or otherwise transferred in violation of this Agreement, or (y) to treat as owner of such Stock, or to accord the right to vote or pay dividends to any purchaser, donee or other transferee to whom such Stock may have been so transferred.

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         6. Transfer Agent Block.

                  The Company shall, promptly after the date hereof, instruct its transfer agent to impose transfer restrictions on the Stock held by the Existing Shareholders to enforce the provisions of this Agreement. The transfer restrictions shall be removed upon termination of this Agreement or upon the written consent of Intel, which consent shall not be unreasonably withheld.

         7.       Miscellaneous.

                  7.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents, made and to be performed entirely within the State of Delaware.

                  7.2 Amendment. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of (i) as to the Company, only by the Company, (ii) as to Intel, only by Intel, and (iii) as to any Existing Shareholder, by such Existing Shareholder or his respective assignee pursuant to Section 7.3 hereof. Any amendment or waiver effected in accordance with clauses (i), (ii) and (iii) of this paragraph shall be binding upon Intel, the Company and each Existing Shareholder, and their respective permitted successors and assigns.

                  7.3 Assignment of Rights. The rights and obligations of the Existing Shareholders and the Company under this Agreement may not be assigned without the written consent of Intel. The rights and obligations of Intel under this Agreement are fully assignable, but only to a wholly-owned subsidiary of Intel upon transfer to such subsidiary of Intel's entire equity interest in the Company. Subject to the foregoing, this Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives.

                  7.4 Term. This Agreement shall terminate on the third anniversary of the date hereof, provided, however, that as to Shea this Agreement shall terminate on the first anniversary of the date hereof, and provided further that the rights of Flanders set forth in Section 2(c) hereof shall terminate on June 30, 2002.

                  7.5 Ownership. Each of the Existing Shareholders represents and warrants that he or it, as the case may be, is the sole legal and beneficial owner of the shares of Stock set forth opposite such Existing Shareholder's name on Exhibit A attached to this Agreement and that no other Person has any interest (other than a community property interest) in such Stock.

                  7.6. Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given and received (a) when hand delivered to the other party; (b) when received when sent by facsimile at the address and number set forth below; (c) three business days after deposit in the U.S. mail with first class or certified mail

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




receipt requested postage prepaid and addressed to the other party as set forth below; or (d) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.


         To Intel:                            To the Company:

         Intel Corporation                    Xiox Corporation
         2200 Mission College Blvd.           577 Airport Boulevard, Suite 700
         Santa Clara, CA 95052                Burlingame, CA  94010
         Attn:  Treasurer                     Attn:  Chief Financial Officer
         Fax Number:  (408) 765-6038          Fax Number: (650) 347-3988

         With copies to:                      With copies to:

         Intel Corporation                    Wilson, Sonsini, Goodrich & Rosati
         2200 Mission College Blvd.           Attention: Blair Stewart, Jr.
         Santa Clara, CA 95052                650 Page Mill Road
         Attn:  General Counsel               Palo Alto, CA  94304
         Fax Number:  (408) 765-1859          Fax Number : (650) 493-6811

         Gibson, Dunn & Crutcher LLP
         One Montgomery St.
         Telesis Tower
         San Francisco, CA 94104
         Attn:  Kenneth R. Lamb, Esq.
         Fax Number:  (415) 986-5309

         To Flanders Language Valley:

         Flanders Language Valley
         Attention: Philip Vermeulen
         Merghelynckstraat 4
         8900 Ieper, Belgium
         Fax Number:  011-32-9-372-4594

         To Welling or any other Welling Entity:

         William H. Welling
         c/o Xiox Corporation
         577 Airport Blvd., Suite 700
         Burlingame, CA  94010
         Fax Number:  (650) 347-3988

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


         To Edmund H. Shea Jr.:


         655 Brea Canyon Road
         P.O. Box 489
         Walnut Creek, CA  91788-0489
         Fax Number:  (909) 869-0840

                  Each Person making a communication hereunder by facsimile shall promptly confirm by telephone to the Person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication.

                  A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 7.6 by giving the other parties written notice of the new address in the manner set forth above.


                  7.7 Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

                  7.8 Attorneys' Fees. In the event that any dispute among or between any of the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

                  7.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  7.10 Stock Split. All references to numbers of shares in this Agreement shall be appropriately adjusted to reflect any stock dividend, split, combination or other recapitalization by the Company of its Stock occurring after the date of this Agreement.

                  7.11 Aggregation of Stock. All shares of Common Stock held or acquired by affiliated Persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

                  7.12 Termination of Co-Sale Agreement. Flanders, Welling and the Company hereby agree that the Co-Sale Agreement, dated as of June 30, 1997, by and among Flanders,

Welling and the Company, is hereby terminated pursuant to Section 4.5 thereof, effective as of the date of this Agreement.

                  7.13 Welling to Cause Compliance by Welling Entities. Welling agrees to cause each Welling Entity in which he has sole investment power with respect to Stock to comply with the terms of this Agreement. Welling further agrees to use his best efforts to cause each Welling Entity in which he does not have sole investment power with respect to Stock to comply with the terms of this Agreement.

                  7.14 Section Headings and References. All Section headings are for convenience of reference only and shall not be given substantive effect in interpreting this Agreement. All Section and subsection references in this Agreement are to Sections and subsections, respectively, hereof unless otherwise specified.

         [The remainder of this page has been left intentionally blank.]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                         XIOX CORPORATION

                                         By: /s/ William H. Welling
                                             --------------------------------

                                         Its: Chairman/CEO
                                              -------------------------------

                                         Print Name: William H. Welling
                                                     ------------------------


                                         Address: 577 Airport Blvd., Suite 700
                                                  Burlingame, CA  94010


                                         INTEL CORPORATION

                                         By: /s/ Arvind Sodhani
                                             --------------------------------

                                         Its: Vice President and Treasurer
                                              -------------------------------

                                         Print Name: Arvind Sodhani
                                                     ------------------------

                                         Address: Intel Corporation
                                                  SC4-210
                                                  2200 Mission College Boulevard
                                                  Santa Clara, CA 95052-8119

                                         THE EXISTING SHAREHOLDERS:

                                         FLANDERS LANGUAGE VALLEY C.V.A.

                                         By: Flanders Language Valley Management
                                             N.V., Its General Manager

                                         By: /s/ Philip Vermeulen
                                             --------------------------------

                                         Name: Philip Vermeulen
                                         Its General Manager

                                         Date Signed: September 21, 1998
                                                      -----------------------
                                         Address: Merghelynckstraat 4
                                                  8900 Ieper, Belgium

             **** Right of First Refusal and Co-Sale Agreement ****

                                         /s/ William H. Welling
                                         --------------------------------------
                                         William H. Welling

                                         Address: William H. Welling
                                                  c/o Xiox Corporation
                                                  577 Airport Blvd., Suite 700
                                                  Burlingame, CA  94010
                                                  Fax Number:  (650) 347-3988


                                         /s/ Deloris A. Welling
                                         --------------------------------------
                                         Deloris A. Welling

                                         Address: William H. Welling
                                                  c/o Xiox Corporation
                                                  577 Airport Blvd., Suite 700
                                                  Burlingame, CA  94010
                                                  Fax Number:  (650) 347-3988

                                         THE BERDELL, WELLING PROFIT SHARING
                                         TRUST (WILLIAM H. WELLING, TRUSTEE),

                                         By: /s/ William H. Welling
                                             ----------------------------------
                                             William H. Welling, Trustee

                                         Address: William H. Welling
                                                  c/o Xiox Corporation
                                                  577 Airport Blvd., Suite 700
                                                  Burlingame, CA  94010
                                                  Fax Number:  (650) 347-3988

                                         THE WELLING FAMILY TRUST JANUARY 23,
                                         1990 (WILLIAM H. WELLING AND DELORIS
                                         A. WELLING, TRUSTEES),

                                         By: /s/ William H. Welling
                                             ----------------------------------
                                             William H. Welling, Trustee


                                         By: /s/ Deloris A. Welling
                                             ----------------------------------
                                             Deloris A. Welling, Trustee

             **** Right of First Refusal and Co-Sale Agreement ****

                                         Address: William H. Welling
                                                  c/o Xiox Corporation
                                                  577 Airport Blvd., Suite 700
                                                  Burlingame, CA  94010
                                                  Fax Number:  (650) 347-3988

                                          THE TRUST FOR THE BENEFIT OF DAVID M.
                                          WELLING (JAMES WELLING, TRUSTEE),


                                         By: /s/ James Welling, Trustee
                                             --------------------------------
                                             James Welling, Trustee

                                         Address: William H. Welling
                                                  c/o Xiox Corporation
                                                  577 Airport Blvd., Suite 700
                                                  Burlingame, CA  94010
                                                  Fax Number:  (650) 347-3988

                                         THE SPECIAL NEEDS TRUST FOR THE
                                         BENEFIT OF DEBORAH A. WELLING
                                         (WILLIAM H. WELLING AND DELORIS A.
                                         WELLING, TRUSTEES)

                                         By: /s/ William H. Welling
                                             --------------------------------
                                             William H. Welling, Trustee


                                         By: /s/ Deloris A. Welling
                                             --------------------------------
                                             Deloris A. Welling, Trustee

                                         Address: William H. Welling
                                                  c/o Xiox Corporation
                                                  577 Airport Blvd., Suite 700
                                                  Burlingame, CA  94010
                                                  Fax Number:  (650) 347-3988

             **** Right of First Refusal and Co-Sale Agreement ****

                                         /s/ Edmund Shea
                                         --------------------------------------
                                         Edmund Shea

                                         Address: 655 Brea Canyon Road
                                                  P.O. Box 489
                                                  Walnut, CA 91788-0489

             **** Right of First Refusal and Co-Sale Agreement ****